Exhibit (16)

POWER OF ATTORNEY

We, the undersigned officers and Trustees/Directors of the Trusts and Corporations listed on Schedule A attached hereto (collectively, the “Entities”), do hereby severally constitute and appoint Michael P. Keane, James F. Kirchner, Theodore H. Eliopoulos or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement on the prescribed form (including, but not limited to, Form N-1A or Form N-14) and any and all amendments (including pre-effective and post-effective amendments) to a Registration Statement filed with the Securities and Exchange Commission on behalf of each of the respective Entities listed on Schedule A, in respect of shares or units of beneficial interest or common stock and other documents and papers relating thereto:

IN WITNESS WHEREOF we have hereunto set our hands on the date set forth opposite our respective signatures.

Signature	Title	Date

/s/ Theodore H. Eliopoulos Theodore H. Eliopoulos	Trustee/Director and President and Principal Executive Officer of Calvert Impact Fund, Inc., Calvert Management Series, Calvert Responsible Index Series, Inc., Calvert Social Investment Fund, Calvert Variable Products, Inc., Calvert Variable Series, Inc., Calvert World Values Fund, Inc. and The Calvert Fund	December 30, 2022

/s/ James F. Kirchner	Treasurer and Principal Financial and Accounting Officer	December 30, 2022
James F. Kirchner

/s/ Richard L. Baird, Jr.	Trustee/Director	December 30, 2022
Richard L. Baird, Jr.

/s/ Alice Gresham Bullock	Trustee/Director	December 30, 2022
Alice Gresham Bullock

/s/ Cari Dominguez	Trustee/Director	December 30, 2022
Cari Dominguez

/s/ John G. Guffey, Jr.	Trustee/Director	December 30, 2022
John G. Guffey, Jr.

/s/ Miles D. Harper, III	Trustee/Director	December 30, 2022
Miles D. Harper, III

/s/ Joy V. Jones	Trustee/Director	December 30, 2022
Joy V. Jones

/s/ Anthony A. Williams	Trustee/Director	December 30, 2022
Anthony A. Williams

POWER OF ATTORNEY

SCHEDULE A

Calvert Impact Fund, Inc.

Calvert Management Series

Calvert Responsible Index Series, Inc.

Calvert Social Investment Fund

Calvert Variable Products, Inc.

Calvert Variable Series, Inc.

Calvert World Values Fund, Inc.

The Calvert Fund